DATE:	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
06/06/2005	200515700772	DOMESTIC/AMENDMENT TO ARTICLES (AMD)	100.00	.00	.00	.00	.00

Receipt

This is not a bill. Please do not remit payment.

THE GUITAMMER COMPANY INC.
PO BOX 82
WESTERVILLE, OH 43086

STATE OF OHIO
CERTIFICATE
Ohio Secretary of State, J. Kenneth Blackwell

768175

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

THE GUITAMMER COMPANY

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
DOMESTIC/AMENDMENT TO ARTICLES	**200515700772**

United States of America
State of Ohio
Office of the Secretary of State

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 6th day of June, A.D. 2005.

Ohio Secretary of State

Prescribed by J. Kenneth Blackwell
Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: 1-877-SOS-FILE (1-877-767-3453)

www.state.oh.us/sos
e-mail: busserv@sos.state.oh.us

Expedite this Form: (Select One)

Mail Form to one of the Following:

- ⦿ Yes PO Box 1390 Columbus, OH 43216 ** Requires an additional fee of $100 **
- ○ No PO Box 1028 Columbus, OH 43216

Certificate of Amendment by Shareholders or Members

(Domestic)

Filing Fee $50.00

2005 JUL -6 PM 12:49

(CHECK ONLY ONE (1) BOX)

(1) Domestic for Profit	PLEASE READ INSTRUCTIONS	(2) Domestic Non-Profit	
☐ Amended (122-AMAP)	☑ Amendment (125-AMDS)	☐ Amended (126-AMAN)	☐ Amendment (128-AMD)

Complete the general information in this section for the box checked above.

Name of Corporation	The Guitammer Company
Charter Number	768175
Name of Officer	Ken McCaw
Title	Chairman of the Board/Dir. of Product Development

☑ Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

☑ A meeting of the ☑ shareholders ☐ directors (*non-profit amended articles only*)

☐ members was duly called and held on April 17, 2000 (Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise 97 % as the voting power of the corporation.

☐ In a writing signed by all of the ☐ shareholders ☐ directors *(non-profit amended articles only)*
☐ members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of regulations or bylaws permit.

Clause applies if amended box is checked.

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

All of the following information must be completed if an amended box is checked.
If an amendment box is checked, complete the areas that apply.

FIRST: The name of the corporation is: ______

SECOND: The place in the State of Ohio where its principal office is located is in the City of:

______ (city, village or township) ______ (county)

THIRD: The purposes of the corporation are as follows:

FOURTH: The number of shares which the corporation is authorized to have outstanding is: 1,500
(Does not apply to box (2))

REQUIRED
Must be authenticated **(signed)** by an authorized representative
(See Instructions)

Ken McCaw (signature) — Authorized Representative — Date: 5/25/05

Ken McCaw
(Print Name)
Chairman of the Board/Dir. of Product Development

______ Authorized Representative — ______ Date

______ (Print Name)

ADDITIONAL PROVISIONS TO THE
CERTIFICATE OF AMENDMENT
OF THE GUITAMMER COMPANY

FOURTH: (Continued) all of which shall be common shares, without par value.

(a) No holder of any shares of any class of the corporation shall be entitled to the preemptive rights to subscribe for, purchase, or receive any part of any new or additional shares of any class, whether now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.